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                                                                    Exhibit 3.23



                                 CODE OF BY-LAWS
                                       OF
                             HEYWOOD WILLIAMS, INC.


                                   ARTICLE 1
                                 Identification

     Section 1.01. Name. The name of the Corporation is Heywood Williams, Inc. (the "Corporation").

     Section 1.02. Place of Keeping Corporate Books and Records. The Corporation shall keep a copy of the following records at its principal office:

     (1) Its Articles of Incorporation ("Articles") or restated Articles and all amendments currently in effect.

     (2) Its Code of By-Laws ("By-Laws") or restated By-Laws and all amendments currently in effect.

     (3) Resolutions adopted by its Board of Directors ("Board") with respect to one (1) or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding.

     (4) The minutes of all Shareholders' meetings, and records of all action taken by Shareholders without a meeting, for the past three (3) years.

     (5) All written communications by the Corporation to Shareholders within the past three (3) years, including the financial statements furnished for the past three (3) years.

     (6) A list of the names and business addresses of its current Directors and Officers.

     (7)  Its most recent annual report delivered to the Secretary of State.

     The Corporation shall also maintain and keep at its principal office, or at any other place that the Board directs, the following records:

     (1) Minutes of all meetings of its Shareholders and Board, a record of all actions taken by the Shareholders or Board without a meeting, and a record of all actions taken by a committee of the Board in place of the Board on behalf of the Corporation.

     (2)  Appropriate accounting records.



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     (3)  A record of its Shareholders, in a form that permits preparation of a list of the names and addresses of all Shareholders, in alphabetical order by class of shares showing the number of shares held by each.

All of the records described in this section shall be maintained in written form or in another form capable of conversion into written form within a reasonable time.

     Section 1.03. Seal. The Board may designate the design and cause the Corporation to obtain and use a corporate seal, but the failure of the Board to designate a seal or the absence of the impression of the seal from any document shall not affect in any way the validity or effect of the document.

     Section 1.04. Fiscal Year. The fiscal year of the Corporation shall end at the time determined by the Board. If the Board does not make a determination, the fiscal year of the Corporation shall be the fiscal year adopted in the first federal income tax return of the Corporation.

     Section 1.05. Annual Financial Statements to Shareholders. On written request of any Shareholder, the Corporation shall prepare and mail to the Shareholder annual financial statements, which may be consolidated or combined statements of the Corporation and one (1) or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year most recently completed, an income statement for that year, and a statement of changes in Shareholders' equity for that year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis. If the annual financial statements are reported upon by a public accountant, the public accountant's report must accompany them. If not, the statements must be accompanied by a statement of the President or the person responsible for the Corporation's accounting records:

     (1) Stating the person's reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

     (2) Describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

                                   ARTICLE 2
                                     Shares

     Section 2.01. Certificates for Shares. Each holder of the Common Stock of the Corporation shall be entitled to a certificate in the form prescribed by the Board from time to time, signed by the Chairman or Deputy Chairman or President or the Vice-President, and the Secretary or Treasurer (or Assistant Secretary or Assistant Treasurer, if any) of the Corporation, or by the sole officer if the Corporation has only one officer.

     Section 2.02. Transfer of Shares. The Common Stock of the Corporation shall be transferable only on the books of the Corporation upon surrender of the certificate or certificates



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representing the same. The certificate or certificates (or an instrument of transfer or assignment satisfactory to the Corporation and delivered to the Corporation) must be properly endorsed by the registered holder or by his duly authorized attorney, with the endorsement or endorsements witnessed by one witness or guaranteed by a bank or registered securities broker or dealer. The requirement for a witness or guarantee may be waived in writing upon the form of endorsement by the President of the Corporation.

     Section 2.03. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate for shares of Common Stock in the place of any certificate alleged to have been lost, stolen or destroyed, but the Board may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to furnish an affidavit as to the loss, theft or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction of the certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board, it is not imprudent to do so.

     Section 2.04. Shares Issued for Notes or Future Services. If the Corporation authorizes the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the Shareholders the number of shares authorized to be so issued with or before the notice of the next Shareholders' meeting.

                                   ARTICLE 3
                            Meetings of Shareholders

     Section 3.01. Place of Meetings. All meetings of Shareholders of the Corporation shall be held at the principal office of the Corporation or at any other place, within or without the State of Indiana, as may be specified in the notices or waivers of notice of the meeting.

     Section 3.02. Annual Meeting. Unless otherwise determined by the Board, the annual meeting of the Shareholders for the election of Directors, and for the transaction of other business which may properly come before the meeting, shall be held at 2:00 p.m. on the third (3rd) Thursday of the third (3rd) month following the close of each fiscal year, if not a legal holiday, and if a holiday then on the first following day that is not a legal holiday. Failure to hold the annual meeting at the designated time shall not work any forfeiture or a dissolution of the Corporation.

     Section 3.03. Special Meetings. Special meetings of the Shareholders may be called by the Chairman or by the Deputy Chairman or by the President or by the Board, and shall be called by the President if Shareholders holding of record not less than one-fourth (1/4) of all the shares of Stock outstanding and entitled to vote on the business proposed to be transacted sign, date and deliver to the Secretary of the Corporation one or more written demands for the meeting. Any request or demand for a special meeting of the Shareholders shall state the purpose or purposes of the proposed meeting.

     Section 3.04. Record Date. The Board of Directors may fix a record date, not exceeding seventy (70) days prior to the date of any meeting of Shareholders, for the purpose of


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determining the Shareholders entitled to notice of and to vote at the meeting.
In the absence of action by the Board fixing a record date, the record date shall be the fourteenth (14th) day prior to the date of the meeting.

     Section 3.05. Notice of Meetings. A notice stating the place, day and hour of the meeting, and, in the case of a special meeting or when otherwise required by any provision of the Indiana Business Corporation Law (the "Act"), the Articles or the By-Laws, the purpose or purposes for which the meeting is called, shall be delivered or mailed to each holder of Stock of the Corporation entitled to vote or otherwise entitled to notice under the Act, at the address which appears on the records of the Corporation, or shall be given orally in person or by telephone, at least ten (10) days but not more than sixty (60) days before the date of the meeting.

     Section 3.06. Waiver of Notice. Notice of any meeting may be waived before or after the date and time stated in the notice in writing by any Shareholder if the waiver is delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Attendance at any meeting in person or by proxy waives objection to lack of notice or defective notice of the meeting unless the Shareholder (or his proxy) at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder (or his proxy) objects to considering the matter when it is presented.

     Section 3.07. Proxies. A Shareholder entitled to vote at any meeting of Shareholders may vote either in person or by proxy appointed in a writing signed by the Shareholder or a duly authorized attorney-in-fact of such Shareholder. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. The general proxy of a fiduciary shall be given the same effect as the general proxy of any other Shareholder. No appointment of a proxy shall be valid after eleven (11) months from the date of its execution unless it expressly provides a longer time.

     Section 3.08. Quorum. At any meeting of Shareholders, the holders of a majority of the outstanding shares which may be voted on the business to be transacted at the meeting, represented at the meeting in person or by proxy, shall constitute a quorum, and action on a matter, except election of Directors, is approved if votes cast favoring the action exceed the votes cast opposing the action, unless a greater number is required by law, the Articles or the By-Laws. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If a quorum is not present at any meeting, the holders of record of a majority of shares present in person or by proxy may adjourn the meeting from time to time, without notice, other than announcement at the meeting, until a quorum shall be present or represented, unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

     Section 3.09. Voting Lists. The Secretary of the Corporation shall make a complete list of the Shareholders entitled to notice of each meeting, arranged in alphabetical order by voting


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group (and within each voting group by class or series of shares), with the address and number of shares held by each, which list shall be on file at the principal office of the Corporation, or at a place identified in the meeting notice in the city where the meeting will be held, and subject to inspection by any Shareholder on written demand at any time during regular business hours for a period of five (5) days before the meeting. The list shall be produced at the meeting and subject to inspection by any Shareholder during the meeting. The original stock register or transfer book, or a duplicate kept in the State of Indiana, shall be the only evidence as to who are the Shareholders entitled to examine the list, or to notice of or to vote at any meeting of the Shareholders.

     Section 3.10. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting if one or more consents in writing setting forth the action taken are signed by all the Shareholders entitled to vote on the action, and the written consents are delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this section is effective when the last Shareholder signs the consent, unless the consent specifies a different prior or subsequent effective date.

     Section 3.11. Meeting By Telephone, Etc. Any or all Shareholders may participate in any meeting of Shareholders by, or through the use of, any means of communication by which all Shareholders participating may simultaneously hear each other during the meeting. A Shareholder so participating is deemed to be present in person.

                                   ARTICLE 4
                               Board of Directors

     Section 4.01. Duties and Number. The business and affairs of the Corporation shall be managed under the direction of a Board consisting of not fewer than one (1) nor more than seven (7) members. The actual number of Directors may be fixed or changed, from time to time, within the maximum and minimum, by the Board. In the absence of a resolution by the Board fixing or changing the number of Directors, the number shall be the number of Directors on the initial Board.

     Section 4.02. Election, Term of Office and Qualification. Directors shall be elected at each annual meeting of the Shareholders by a plurality of the votes cast by the holder of the Stock entitled by the Articles to elect Directors. Directors shall be elected for a term of one year and shall hold office until their respective successors are elected and qualified. Directors need not be Shareholders of the Corporation. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

     Section 4.03. Powers of Directors. The Board shall exercise all the powers of the Corporation, subject to the restrictions imposed by law, the Articles or the By-Laws.

     Section 4.04. Annual Meeting. Unless otherwise determined by the Chairman, Deputy Chairman, President or the Board, the Board shall meet each year immediately after the annual meeting of the Shareholders, at the place where the meeting of the Shareholders was held for the purpose of electing Officers and considering any other business that may properly be brought



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before the meeting. No notice shall be necessary for the holding of this annual meeting. If the annual meeting is not held as above provided, the election of Officers may be held at any subsequent duly constituted meeting of the Board.

     Section 4.05. Other Meetings. Regular meetings of the Board may be held, without notice, at the time as may from time to time be fixed by resolution of the Board. Special meetings of the Board may be called at any time by the Chairman, Deputy Chairman or President, and shall be called on the written request of any member of the Board. Special meetings may be held at any place within or without the State of Indiana. Notice of a special meeting shall be sent to each Director at his residence or usual place of business by letter sent by first class, certified, or registered United States mail, postage prepaid, or private carrier service, fees prepaid or billed to sender, or by telegram, telegraph, teletype, or other form of wire or wireless communication, and shall be effective if received on or before the second (2nd) day preceding the day of the meeting or five (5) days after mailing; or may be personally delivered or given orally to a Director in person or by telephone at any time on or before the second (2nd) day preceding the day of the meeting. A Director may waive any required notice before or after the date and time stated in the notice. Except as provided in the next sentence, the waiver must be in writing, signed by the Director entitled to the notice, and filed with the minutes or corporate records. A Director's attendance at or participation in a meeting waives any required notice to the Director of the meeting unless the Director at the beginning of the meeting or promptly upon the Director's arrival objects to holding the meeting or transacting business at the meeting and does not vote for or assent to action taken at the meeting.

     Section 4.06. Meeting by Telephone, etc. Any or all of the members of the Board or of any committee designated by the Board may participate in a meeting of the Board or the committee by means of conference telephone or similar communications equipment by which all Directors participating may simultaneously hear each other during the meeting, and participation by these means constitutes presence in person at the meeting.

     Section 4.07. Quorum. A majority of the number of Directors designated for a full Board shall be necessary to constitute a quorum for transacting any business except filling vacancies, and the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board unless the act of a greater number is required by law, the Articles or the By-Laws.

     Section 4.08. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee of the Board may be taken without a meeting if one or more written consents setting forth the action taken are signed by all members of the Board or of the committee, as the case may be, and the written consents are included in the minutes of proceedings of the Board or committee or filed with the corporate records. Action taken in this manner is effective when the last director signs the consent unless the consent specifies a different prior or subsequent effective date.

     Section 4.09. Resignations. Any Director may resign at any time by giving written notice to the Board, the Chairman, Deputy Chairman, President or the Secretary. Such resignation shall take effect when delivered unless the notice specifies a later effective date, and



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unless otherwise specified in the resignation, the acceptance of the resignation shall not be necessary to make it effective.

     Section 4.10. Removal. Any Director may be removed, either with or without cause, at any meeting of the Shareholders called for that purpose if the meeting notice states that the purpose or one of the purposes of the meeting is removal of the Director and if the number of votes cast to remove the Director exceeds the number of votes cast not to remove the Director. If the notice so provides, the vacancy caused by the removal may be filled at the meeting by vote of the holders of a majority of the outstanding shares present and entitled to vote for the election of Directors.

     Section 4.11. Vacancies. Any vacancy occurring in the Board, caused by removal, resignation, death or other incapacity, or increase in the number of Directors, may be filled by the Shareholders or by the Board, or, if the Directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by a majority vote of the remaining members of the Board, until the next annual meeting of the Shareholders, or until the earlier removal, resignation, death or other incapacity of the Director. Shareholders shall be notified of any increase in the number of Directors and of the name, address, and principal occupation of any Director elected by the Board to fill any vacancy in the next mailing sent to the Shareholders following any such increase or election. If the vote of the remaining members of the Board results in a tie, the vacancy shall be filled by vote of the Shareholders at a special meeting called for the purpose.

     Section 4.12. Compensation of Directors. The Board is authorized to fix the compensation of Directors for attendance at meetings of the Board and additional compensation for additional services which any Director may perform for the Corporation.

                                   ARTICLE 5
                             Committees of the Board

     Section 5.01. Designation of Committees. The Board, by resolution adopted by the greater of a majority of the actual number of Directors elected and qualified or the number of Directors required to take action under Section 4.07 of these By-Laws, may designate two (2) or more of its number to constitute one or more committees, and may, at any time, increase or decrease the number of members of any committee, fill vacancies, change any member, and change the functions or terminate the existence of any committee.

     Section 5.02. Powers of Committees. During the intervals between meetings of the Board, and subject to any limitations required by law or by resolution of the Board, each committee shall have and may exercise all of the authority of the Board, except that a committee shall not have authority to (i) authorize distributions, except that a committee (or an executive officer of the Corporation designated by the Board) may authorize or approve a reacquisition of shares or other distribution if done according to a formula or method, or within a range, prescribed by the Board; (ii) approve or propose to the Shareholders action that by law is required to be approved by the Shareholders; (iii) fill vacancies on the Board or on any of its committees; (iv) except to the extent permitted by subsection (vii) below, amend the Articles when no Shareholder action is required by law; (v) adopt, amend, or repeal By-Laws; (vi)


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approve a plan of merger not requiring Shareholder approval; or (vii) authorize or approve the issuance or sale or a contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except the Board may authorize a committee (or an executive officer of the Corporation designated by the Board) to take the action described in this subsection within limits prescribed by the Board.

     Section 5.03. Meetings; Procedure; Quorum. The provisions of these By-Laws and those required by law applicable to the Board respecting meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements apply to the committees and their members as well. The members of any committee shall act only as a committee, and the individual members shall have no power as such. All minutes of meetings of committees shall be submitted to the next succeeding meeting of the Board for approval; but failure to submit the minutes or to receive approval shall not invalidate any action taken by the Corporation upon authorization by a committee.

                                   ARTICLE 6
                                    Officers

     Section 6.01. Number and Qualifications. The Officers of the Corporation shall consist of the, Chairman, the Deputy Chairman, the President, one (1) or more Vice-Presidents (if any), the Secretary, the Treasurer, and any other officers chosen by the Board at the times, in the manner and for the terms prescribed by the Board. Any two (2) or more offices may be held by the same person.

     Section 6.02. Election and Term of Office. The Officers shall be chosen annually by the Board, except that Assistant Officers may be designated as provided in Section 6.12 of these By-Laws. Each Officer shall hold office until his successor is chosen and qualified, or until his death, or until he resigns or is removed in the manner provided in these By-Laws.

     Section 6.03. Resignations. Any Officer may resign at any time by giving written notice to the Board, the President or the Secretary. A resignation shall take effect when the notice is delivered unless the notice specifies a later effective date. Unless the notice specifies otherwise, the acceptance of a resignation shall not be necessary to make it effective.

     Section 6.04. Removal. Any Officer may be removed either with or without cause, at any time, by the Board or, in the case of an Assistant Officer, by the Officer who appointed that Assistant Officer.

     Section 6.05. Vacancies. Whenever a vacancy occurs in any office by reason of death, resignation, removal, increase in the number of offices of the Corporation, or otherwise, it shall be filled by the Board, and the Officer so chosen shall hold office during the remainder of the term for which his predecessor was chosen or as otherwise provided in these By-Laws. Assistant Officers may be designated to fill vacancies by the Board or by the Chairman, Deputy Chairman or President, or by the Officer in the office served by the Assistant Officer.

     Section 6.06. Chairman. Subject to the general control of the Board, the Chairman shall oversee the management and business of the Corporation and shall discharge the usual functions of a Chairman of a corporation. The Chairman shall preside at all meetings of the Shareholders


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and Directors, discharge all the direction which devolve upon a presiding officer, and perform such other duties as the Bylaws or Board may prescribe.

     Section 6.07. Deputy Chairman. The Deputy Chairman shall have all the powers of, and perform all the duties incumbent upon, the Chairman during the Chairman's absence or disability and shall have any additional powers and duties which the Bylaws or the Chairman may prescribe.

     Section 6.08. President. Subject to the general control of the Board, the President shall manage and supervise all the affairs and personnel of the Corporation and shall discharge all the usual functions of the chief executive officer of a corporation. In the absence of the Chairman and Deputy Chairman, he shall preside at all meetings of Shareholders and Directors, discharge all the duties which devolve upon a presiding officer, and perform such other duties as the By-Laws or the Board may prescribe. The President shall have full authority to execute proxies in behalf of the Corporation, to vote stock owned by it in any other corporation, and to execute, with the Secretary, powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation, all subject to the provisions of the Act, the Articles and the By-Laws.

     Section 6.09. Vice-Presidents. The Vice-Presidents, in the order designated by the President or the Board, shall have all powers of, and perform all duties incumbent upon, the President during his absence or disability and shall have any additional powers and duties which the By-Laws, the Board or the President may prescribe.

     Section 6.10. Secretary. The Secretary shall authenticate records of the Corporation, attend all meetings of the Shareholders and of the Board, keep or cause to be kept a true and complete record of the proceedings of Directors' and Shareholders' meetings, perform a like duty, when required, for all committees appointed by the Board, and perform any other duties which the By-Laws, the Board or the President may prescribe. He shall give all notices of the Corporation; however, in case of his absence, negligence or refusal so to do, any notice may be given by a person directed by the President or by the requisite number of Directors or Shareholders upon whose request the meeting is called.

     Section 6.11. Treasurer. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation. He shall be the legal custodian of all moneys, notes, securities and other valuables which may from time to time come into the possession of the Corporation. He shall immediately deposit all funds of the Corporation coming into his hands in a reliable bank or other depository to be designated by the Board, and shall keep the account in the name of the Corporation. He shall furnish at meetings of the Board, or whenever requested, a statement of the financial condition of the Corporation, and shall perform the other duties which the By-Laws, the Board or the President may prescribe. The Treasurer may be required to furnish bond in an amount determined by the Board.

     Section 6.12. Assistant Officers. The Board or any Officer may from time to time designate and elect Assistant Officers who shall have the powers and duties as the Officers whom they are elected to assist shall specify and delegate to them, and any other powers and duties which the By-Laws, the Board or the Chairman, Deputy Chairman, President may


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prescribe. An Assistant Secretary may, in the absence or disability of the
Secretary, attest the execution of all documents by the Corporation.

     Section 6.13. Delegation of Authority. In case of the absence of any Officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may temporarily delegate the powers or duties of the Officer to any other Officer or Assistant Officer or to any Director.

                                   ARTICLE 7
   Special Corporate Acts, Negotiable Instruments, Deeds, Contracts and Stock

     Section 7.01. Execution of Negotiable Instruments. All checks, drafts, bills of exchange and orders for the payment of money of the Corporation shall, unless otherwise directed by the Board, or unless otherwise required by law, be signed by any two (2) of the following officers: Chairman, Deputy Chairman, President, Vice-President, Secretary or Treasurer. The Board may, however, authorize any one or more of these officers to sign checks, drafts, bills of exchange and orders for the payment of money by the Corporation singly and without necessity of countersignature; and the Board may designate any employee or employees of the Corporation, in addition to those named above, who may, in the name of the Corporation, execute checks, drafts, bills of exchange and orders for the payment of money by the Corporation or in its behalf.

     Section 7.02. Execution of Deeds, Contracts, Etc. All deeds, notes, bonds and mortgages made by the Corporation and all other written contracts and agreements, other than those executed in the ordinary course of corporate business, to which the Corporation shall be a party shall be executed in its name by any of the Chairman, Deputy Chairman, President, the Vice-President or by any other Officer so authorized by the Board, acting by resolution; and the Secretary, when necessary or required, shall attest the execution thereof.

     Section 7.03. Ordinary Contracts and Agreements. All written contracts and agreements into which the Corporation enters in the ordinary course of business operations shall be executed by any Officer of the Corporation or by any other employee of the Corporation designated by the President to execute such contracts and agreements.

     Section 7.04. Endorsement of Certificates for Shares. Unless otherwise directed by the Board, any share or shares issued by any corporation and owned by the Corporation (including reacquired shares of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the President or the Vice-President, duly attested by the Secretary.

     Section 7.05. Voting of Shares Owned by Corporation. Unless otherwise directed by the Board or limited by law, any share or shares issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders' meeting of the other corporation by any one of the Chairman, Deputy Chairman or President of the Corporation if he be present, or in his absence by the Vice-President of the Corporation. Whenever, in the judgment of the Chairman, Deputy Chairman or President, it is desirable for the Corporation to execute a proxy or give a shareholders' consent in respect to any share or shares issued by any other corporation and owned by the Corporation, the proxy or consent shall be executed in the name of the Corporation by any one of the Chairman, Deputy Chairman or President or the Vice-President of


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the Corporation. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares issued by the other corporation and owned by the Corporation in the same manner as the share or shares might be voted by the Corporation.

                                    ARTICLE 8
                                   Amendments

     Section 8.01. Amendment of By-Laws. These By-Laws may be amended, altered or revoked at any meeting of the Directors by the affirmative vote of a majority of the Directors.


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